Exhibit 10

AMENDMENT NO. 11 TO LICENSE AGREEMENT

This Amendment No. 11 (this “Amendment No. 11”) is made as of the 29th day of April, 2010, by and between STANDARD & POOR’S FINANCIAL SERVICES LLC (“S&P”), a Delaware limited liability company having an office at 55 Water Street, New York, New York 10041, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc., and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), a Delaware corporation having an office at 400 South LaSalle, Chicago, Illinois 60605.  This Amendment No. 11 amends the Restated License Agreement effective as of November 1, 1994 between S&P and CBOE, as previously amended by Amendment No. 1 thereto dated January 15, 1995, Amendment No. 2 thereto dated April 1, 1998, Amendment No. 3 thereto dated July 28, 2000, Amendment No. 4 thereto dated October 27, 2000, Amendment No. 5 thereto dated as of March 1, 2003, Restated Amendment No. 6 thereto dated as of February 24, 2009, Restated Amendment No. 7 thereto dated as of February 24, 2009, Amendment No. 8 thereto dated as of January 9, 2005 and Amendment No. 10 dated as of June 19, 2009 (Amendment No. 9 thereto dated as of April 23, 2007 having been terminated as of February 24, 2009) (such Restated License Agreement together with all such Amendments referred to herein collectively as the “License Agreement”).

W I T N E S S E T H:

WHEREAS, the license granted by S&P to CBOE to use the S&P Indexes does not expressly include affiliates of CBOE within such license; and

WHEREAS, S&P and CBOE wish to amend the License Agreement to expressly include any Affiliate (as defined in this Amendment) of CBOE within the license granted by S&P to CBOE to use the S&P Indexes in the License Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

2.             Section 1(i) of the License Agreement is hereby deleted and replaced in its entirety with the following:

(i)            The term “Non-exclusive Period” means, with respect to any S&P Index in respect of which an exclusive license is in effect pursuant to this Agreement, any period of time, starting on the day on which the trading volume on any Organized Securities Market other than CBOE or an Affiliate of CBOE for Contracts based on that S&P Index (or, in the case of the S&P 100 Index, for Indexed Securities Products based on the S&P 100 Index) first exceeds one percent (1%) of the trading volume in such Contracts or Indexed Securities Products on the markets of CBOE and any Affiliate, during which such Organized Securities Market provides a market for trading Contracts or Indexed Securities Products based on that S&P Index.

3.             The following is hereby added to the License Agreement as Section 1(j):

(j)            “Affiliate” means, from and after the date as of which it becomes registered as a national securities exchange, the separate securities exchange currently referred to by CBOE as “C2 Options Exchange, Incorporated” (“C2”) for so long as C2 is controlled by, is under common control with or controls CBOE; provided, however, that if any single third party (other than an entity that controls CBOE or is controlled by or under common control with CBOE) acquires possession of more than twenty percent (20%) of the voting securities of C2, C2 will continue to be deemed an Affiliate of CBOE for purposes of this Agreement only if S&P consents in writing thereto, such consent not to be unreasonably withheld.  For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) or more of the voting securities of another entity. For the avoidance of doubt, S&P hereby consents to the transfer by CBOE to CBOE Holdings, Inc. of its ownership interest in C2 if and when such transfer takes place, subject to the condition that CBOE Holdings, Inc. directly or indirectly owns fifty percent (50%) or more of the voting securities of CBOE as of the date of the transfer.

4.             Section 3(a) of the License Agreement is hereby deleted and replaced in its entirety with the following:

(a)           Subject to the terms and conditions of this Agreement, S&P hereby grants to CBOE a nontransferable, worldwide license permitting CBOE and any Affiliate: (i) to use the S&P Indexes as the basis for Standardized Option Contracts indexed solely to the S&P Indexes, (ii) to use and refer to the S&P Marks and the S&P/BARRA Marks in connection with the trading, marketing and promotion of Standardized Option Contracts and with making such disclosure about Standardized Option Contracts as CBOE or such Affiliate deems necessary or desirable under any applicable federal or state laws, rules or regulations in order to indicate the source of the S&P Indexes, and (iii) to use the S&P 100 and related S&P Marks as the basis for, and in connection with the trading, marketing and promotion of Indexed Securities Products and with making disclosure about such products as described in clause (ii) above.  It is understood that the license granted in this Section 3(a) covers, in addition to trading, all activities associated with the trading of the Indexed Securities Products that are the subject of such license, including the creation, issuance, exercise, clearance and settlement of such Indexed Securities Products by CBOE or any Affiliate or by any registered clearing agency or other person performing such activities on behalf of CBOE or any Affiliate.

5.             Section 3(i) of the License Agreement is hereby deleted and replaced in its entirety with the following:

(i)            Subject to the terms and conditions of this Agreement, S&P further grants to CBOE a non-exclusive, nontransferable license to disseminate the S&P Indexes to third party communications vendors for informational purposes in connection with the trading by CBOE and any Affiliate of the Indexed Securities Products licensed hereunder.  Nothing herein shall preclude: (i) CBOE from disseminating the S&P Indexes free of charge to the Options Price Reporting Authority (“OPRA”), the Consolidated Tape Association (“CTA”), the Consolidated Quotation System (“CQS”), or to any other registered securities information processor which performs similar functions for CBOE or any Affiliate; (ii) CBOE or any Affiliate from collecting CBOE’s or the Affiliate’s normal share of OPRA, CTA and CQS revenues from the dissemination of quotation and last sale price information on the Indexed Securities Products licensed hereunder; and (iii) CBOE or any Affiliate from transmitting to its members any information received from S&P pursuant to Section 8(d), provided that CBOE shall, and shall cause any Affiliate to, not provide electronic dissemination to its members of any information regarding changes in the composition of any of the S&P Indexes for a period of twenty-four (24) hours following the public announcement by S&P of any such change.  Nothing herein shall preclude the Options Clearing Corporation (“OCC”) or any other registered clearing agency from performing for CBOE and any Affiliate in relation to Contracts functions OCC normally performs in the issuance, clearance, exercise and settlement of options contracts.

6.             Section 3(k) of the License Agreement is hereby deleted and replaced in its entirety with the following:

(k)           Except as otherwise specifically provided herein, this Agreement shall not transfer to CBOE or any Affiliate of CBOE any right to, or interest in, the S&P Marks or any of the S&P Indexes, or in any copyright, trademark or proprietary right pertaining thereto.

7.             For purposes of Section 5(a) of the License Agreement, CBOE shall be responsible for paying all fees due to S&P and (for the avoidance of doubt) all references in paragraphs 5(a)(i) — (viii) to “CBOE” shall be deemed to be references to “CBOE or any Affiliate of CBOE.”

8.             Section 5(k) is hereby deleted and replaced in its entirety with the following:

(k)           If S&P becomes aware that any Organized Securities Market other than CBOE or an Affiliate of CBOE is holding itself out as providing a marketplace for trading Contracts based on an S&P Index in respect of which S&P has granted CBOE a non-exclusive license in the Agreement on any regular or ongoing basis, whether by listing or pursuant to unlisted trading privileges, and such Organized Securities Market is doing so without having entered into a license agreement with S&P and therefore without paying a license fee to S&P, for so long as such trading continues on such Organized Securities Market (i.e., without such Market paying a license fee to S&P), CBOE shall not be required to pay any license fee to S&P with respect to Contracts based on such S&P Index notwithstanding any other provision of the Agreement.

9.             Sections 7(a) and (b) are hereby deleted and replaced in their entirety with the following:

(a)           In the event of discontinuance of any S&P Index under Section 6(c), S&P at the time the notice of discontinuance is provided to CBOE, shall provide a non-exclusive perpetual and royalty-free license to CBOE as of the date of discontinuance of the S&P Index, for the benefit of any Affiliate as well as itself, to calculate the S&P Index and use the index for the uses described in Section 3 hereof, and shall provide CBOE with a list of companies, shares outstanding and divisors for the terminated S&P Index as of the date of discontinuance.  CBOE shall not thereafter make any reference to the S&P Marks except as provided in Section 7(b) and S&P shall have no further obligations to CBOE with respect to any such S&P Index or Contract or Indexed Warrant after furnishing CBOE with the aforesaid information.

(b)           Upon termination of any of the licenses granted by S&P hereunder as provided in Section 6(c), CBOE shall not, and shall cause any Affiliate not to, list for trading additional option series except in expiration months already listed when the license terminated.  CBOE and any Affiliate may continue to use the S&P Marks in connection with the trading of open Contracts or Indexed Warrants relating to that license in expiration months already listed at the time the license was terminated.  Upon receipt of any notice of license termination by S&P hereunder as provided in Section 6(c), CBOE may elect, by written notice to S&P, to redesignate the Index and Contracts or Indexed Warrants thereon as CBOE’s and continue to list for trading additional option series as if no notice of termination had been received, except that, from time of receipt of such notice of election until termination of the license, such index shall be described as the “CBOE         Index”, formerly “S&P              Index”.  In the event of such an election, CBOE’s obligations to make any payment to S&P with respect to such Contracts or Indexed Warrants shall still terminate effective with the termination of the license therefor.  Thereafter, upon termination of the license, CBOE may promote and list for trading securities options contracts based upon the CBOE securities index designated by the name “CBOE          Index” or equivalent provided that the name “500” is not utilized by CBOE and CBOE prominently disclaims any relationship with S&P in respect to the contract.

10.           Section 8(b) is hereby deleted and replaced in its entirety with the following:

(b)           S&P shall reasonably assist CBOE and any Affiliate in connection with the preparation of factual materials for presentation to the SEC, or any other governmental entity, in connection with any application by CBOE or any Affiliate for approval to trade any of the Contracts or Indexed Warrants licensed hereunder, or any investigations or hearings regarding any such Contracts or Indexed Warrants.

11.           Section 8(f) is hereby deleted and replaced in its entirety with the following:

(f)            S&P recognizes that, as a national securities exchange, CBOE is obligated to conduct its activities to carry out the purposes of the Securities Exchange Act of 1934 and to comply with the rules and regulations thereunder and that any Affiliate that is a national securities exchange is also obligated to conduct its activities to carry out the purposes of the Securities Exchange Act of 1934 and to comply with the rules and regulations thereunder.  S&P agrees to use its best efforts to comply with any reasonable request by CBOE to take action, or to refrain from acting, whenever CBOE or any Affiliate would be required under law to do the same if CBOE or such Affiliate were performing the functions that S&P performs in connection with an S&P Index.

12.           Section 9 is hereby deleted and replaced in its entirety with the following:

(a)           CBOE shall use its best efforts, and shall cause any Affiliate to use its best efforts, to protect the goodwill and reputation of S&P and of the S&P Marks in connection with their use under this Agreement.  CBOE shall maintain, and shall cause any Affiliate to maintain, high standards of fairness and truthfulness in, and, to the extent practicable, CBOE shall allow S&P to review and approve all advertisements, brochures, promotional and information materials of CBOE and any Affiliate relating to or referring to any of the S&P Indexes or Contracts or Indexed Warrants.  S&P shall safeguard the confidentiality of any promotional or information materials furnished by CBOE for S&P’s preview.

(b)           As between S&P and CBOE, CBOE shall be responsible for conducting and paying for promotional and educational efforts in connection with the marketing and trading of the Contracts or Indexed Warrants, and S&P shall not be required to bear any of the costs thereof except the expenses of seminar participation referred to in Section 8(a).

(c)           CBOE shall use its best efforts, and shall cause any Affiliate to use its best efforts, to comply with the federal securities laws and the rules of the CBOE or the Affiliate (as applicable) and the rules of the Options Clearing Corporation insofar as those laws and rules relate to exchange trading of the Contracts or Indexed Warrants licensed hereunder.  CBOE shall take reasonable steps, and shall cause any Affiliate to take reasonable steps, to ensure that the trading of the Contracts or Indexed Warrants is carried out in accordance with high ethical and legal standards.  Subject to Sections 8(e) and 8(f), S&P shall have no obligation or liability in connection therewith.  This provision is intended solely for the benefit of the parties hereto and not for the benefit of third-parties.

(d)           CBOE shall, and shall cause any Affiliate to, use and disseminate the S&P Marks and S&P Indexes only in compliance with the terms and conditions of this Agreement to ensure that S&P’s rights in the S&P Marks and the S&P Indexes are in no way diminished and/or jeopardized, and shall use its best efforts and shall cause any Affiliate to use its best efforts to assure that the public is in no way confused or misled as to such rights.

13.           Section 10(d) is hereby deleted and replaced in its entirety with the following:

(d)           CBOE shall, and shall cause any Affiliate to, reasonably cooperate with S&P in the maintenance of such rights and registrations, and shall do such acts and execute instruments as are reasonably necessary and appropriate to such purposes.

14.           Sections 11(a) and (b) are hereby deleted and replaced in their entirety with the following:

(a)           CBOE acknowledges, on behalf of any Affiliate as well as itself, that the S&P Indexes are selected, arranged and prepared by S&P and, with respect to the S&P/BARRA Growth Index and the S&P/BARRA Value Index, BARRA, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by S&P and, as applicable, BARRA.  CBOE also acknowledges, on behalf of any Affiliate as well as itself, that the S&P Marks and S&P Indexes are valuable assets of S&P and, with respect to the S&P/BARRA Growth Index and the S&P/BARRA Value Index, BARRA, and therefore, with respect to such information which is received by CBOE or any Affiliate pursuant to this Agreement, CBOE shall take and shall cause any Affiliate to take such security measures as it takes to protect its own proprietary data of like kind, provided such actions are reasonable, to prevent any use other than as authorized herein.

(b)           The parties shall treat as strictly confidential and shall not disclose or transmit to any third-party (other than, in the case of CBOE, any Affiliate subject to requirements equivalent to those set forth in this paragraph) any documentation, contents thereof, or other materials provided each other during the term of this Agreement, provided that such documentation or other materials are designated “confidential” or “proprietary” by the providing party and are not available to the public or otherwise available to the receiving party from sources other than the providing party.  The provisions of this Section 11(b) shall survive any termination of this Agreement for a period of five (5) years from disclosure by either party to the other of the last such “confidential” or proprietary” information.

15.           Section 12(d) is hereby deleted and replaced in its entirety with the following:

(d)           During the term of this Agreement, CBOE will maintain in its rules, and will cause any Affiliate to maintain in its rules, disclaimers of liability that are in form and substance, as they relate to S&P, substantially as set forth in CBOE Rule 24.14 (with respect to Standardized Option Contracts based on S&P Indexes), as it is in effect on the date of this Agreement.

16.           Section 16(a) is hereby deleted and replaced in its entirety with the following:

(a)           This Agreement is solely and exclusively between the parties as presently constituted and shall not be assigned or transferred by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement without such written consent shall be null and void.  Nothing in this Agreement, express or implied, is intended to or shall confer on any person (other than the parties hereto, any Affiliate of CBOE, any affiliate of S&P and any other person associated with S&P identified in Section 15 of this Agreement, and the respective permitted successors or assigns of the parties hereto) any rights to remedies under or by reason of this Agreement.

Except as expressly modified hereby, all other provisions in the License Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 11 to the License Agreement to be executed as of the date first set forth above.

STANDARD & POOR’S FINANCIAL		CHICAGO BOARD OPTIONS
SERVICES LLC		EXCHANGE, INCORPORATED

By:	/s/Robert A. Shakotko	By:	/s/Richard G. DuFour

Name:	Robert A. Shakotko	Name:	Richard G. DuFour

Title:	Managing Director, S&P Indices	Title:	Executive Vice President

Date:	May 5, 2010	Date:	May 5, 2010